Exhibit 99.1

PRESS
RELEASE

Celularity Media Contact:

Paul Graves SVP, Chief Communications Officer
Celularity Inc.
paul.graves@celularity.com

Celularity Investor Contact:

Carlos Ramirez SVP, Investor Relations
Celularity Inc.
carlos.ramirez@celularity.com

CELULARITY COMPLETES STRATEGIC REVIEW OF
2023 INITIATIVES, INCLUDING ANTICIPATED BIOMATERIALS PRODUCTION RAMP-UP AND PIPELINE PRIORITIZATION
OF NEXT-GENERATION PRODUCT CANDIDATES

Commercial Biomaterials Business, Degenerative Disease Programs Continue to Gather Momentum

Animal and Preclinical Data Support Significant Opportunities in Osteoarthritis for Biomaterial-Cell Therapy Combination Approach

FOR IMMEDIATE RELEASE

Florham Park, N.J., January 26, 2023 – Celularity Inc. (Nasdaq: CELU) (“Celularity,” the “Company”), a U.S.-based biotechnology company developing placental-derived allogenic cell therapies and biomaterial-based regenerative therapeutics products, announced today the results of a strategic review of its 2023 key initiatives. This strategic review included the recently announced territory distribution agreement covering more than 100 countries for Celularity’s Halal-Certified products and the exclusive distribution agreement with the Tamer Group in Saudi Arabia. Celularity’s review also included pipeline prioritization and targeted expense reductions to align operating priorities in advance of an anticipated biomaterials production ramp-up this year.

“Celularity’s novel business model leverages a diversified portfolio of therapeutic technologies all derived from a single source material — the post-partum placenta. As the Company that pioneered the use of placental-derived stem, progenitor and immune cells, and as an innovator in placental biomaterial product development, Celularity’s business model is to generate commercial revenue from both cellular and regenerative therapeutics, including technologies that combine cellular and regenerative therapeutics. Already this year, we’ve been presented with a series of unique opportunities, and the environment continues to be extremely favorable,” said Robert J. Hariri, M.D., Ph.D. Celularity’s CEO, Chairman and Founder. “As we invest to scale production of our commercial biomaterial products to meet expected demand in the United States and the Middle East, we are prioritizing our most promising cell therapy product candidates and programs, and are rebalancing our workforce and identifying targeted expense reductions to support these priorities.”

Advanced Biomaterial Products

Celularity markets a suite of commercial placenta-derived biomaterial products. Most recently, the Company announced an exclusive territory agreement with CH Trading Group, an international import, export, and trading company, to distribute Celularity’s branded regenerative biomaterial products -- which are Halal-Certified under globally recognized Circle H International Inc. standards -- in more than 100 countries.

Celularity’s advanced biomaterial products include:

•
Biovance®, a decellularized, dehydrated human amniotic membrane derived from the placenta of a healthy, full-term pregnancy. Biovance® is an intact, extracellular matrix structure that is indicated for use in the United States as a natural scaffold to support the body’s wound healing process.
•
Biovance® 3L and Biovance® 3L Ocular, tri-layer human amniotic membrane products focused on the surgical and ocular markets and available in both sheet and disk form.
•
Interfyl®, a human connective tissue matrix derived from the placenta of a healthy, full-term pregnancy. It is indicated for use in the United States to replace or supplement damaged or inadequate integumental tissue resulting from wounds, trauma, or surgery.
•
CentaFlex®, a decellularized human placental matrix derived from the umbilical cord that is indicated for use in the United States as a surgical covering, wrap or barrier to protect and support the repair of damaged tissue.
•

Opportunities in Osteoarthritis for Advanced Biomaterials and
Combination Biomaterial-Cell Therapies

In a preclinical in vivo study of Celularity’s placental extracellular matrix (ECM) product candidate in a joint destructive, acid-derived osteoarthritis (OA) model, a 31-40 percent improvement of chondrogenic properties at Day 60 was observed. Additionally, a reduction in the number of pro-inflammatory cytokines at Day 60, including Monocyte Chemoattractant Protein-1 (MCP-1), was observed.

Celularity plans to complete the required preclinical work on its ECM product candidate over the next several months to support an investigational new drug (IND) application this year for the formation of new cartilage.

Celularity also is conducting preclinical work in knee osteoarthritis (KOA) using its placenta-derived exosomes (pEXO). In a rat study, scientifically measurable improvements in chondrogenesis, reduction in pain and pro-inflammatory cytokines in the synovial fluid were observed after injection into the arthritic knee at Day 60.

Celularity’s initial focus is osteoarthritis of the knee, which accounts for 80 percent of the total OA burden worldwide according to the World Health Organization. A 2017 study published in

Proceedings of the National Academy of Sciences estimated that individuals now have a 45 percent lifetime risk of developing symptomatic KOA, resulting in a market with 9.3 percent compound annual growth rate (CAGR) reaching $12.02 billion by 2029, according to Data Bridge Market Research.

Degenerative Diseases

•
Crohn’s Disease. Celularity previously announced its re-analysis of long-term follow-up data from three legacy Phase 1, Phase 1b/2a and Phase 1b studies of its legacy placental-derived mesenchymal-like adherent stromal cell (MLASC) therapy in patients with moderate-to-severe Crohn’s disease, which showed clinically meaningful and durable benefit for up to two years in the limited number of patients studied. The Company will continue to assess MLASC therapy for this condition using its next-generation MLASC therapeutic candidate, as well as pursuing development partnering opportunities.

•
Fasculoscapulohumeral Muscular Dystrophy (FSHD). FSHD is one of the most common genetically defined progressive muscular dystrophies. The Company will investigate its next-generation placental-derived MLASCs with their anti-inflammatory, immune-modulatory, and regenerative properties to potentially bring a novel treatment approach to FSHD. Importantly, FSHD also serves as a model for potential age-related loss of muscle mass.

T-cell Programs

•
Hematologic Cancers and Solid Tumors. Celularity will continue to develop CYCART-19, an allogeneic placental-derived T-cell therapy engineered with a CD19 chimeric antigen receptor (CAR) with T-cell receptor (TCR) knockout that has demonstrated potent anti-tumor activity both in vitro and in vivo. The Company continues to work to address FDA questions on its IND and anticipates commencing its Phase 1 trial in 2023.

•
Celularity will continue to partner with Imugene Ltd. (ASX: IMU) to utilize its novel onCARlytics (CF33-CD19) technology to prime solid tumor cells to express CD19, making them a target for CD19 CAR-T therapy. Celularity also will continue to advance other select innovative T-cell programs through preclinical development.

Other Oncology Programs

•
Acute Myeloid Leukemia (AML). Celularity continues to review emerging cohort data from its CYNK-001 unmodified natural killer cell trial for the treatment of Relapsed Refractory (rrAML) and minimal resistant disease AML. This trial has progressed through to Cohort 6b in patients with rrAML and continues to successfully achieve its objective of evaluating safety and biological activity, understanding the optimal lymphodepletion regimen and the roles of both IL-15 and IL-2 in achieving NK-Cell persistence. The trial data also continue to provide important insights which will enable us to optimize our genetically modified NK cell and CAR-NK platforms moving forward to address the significant unmet medical need for patients.

•
Glioblastoma Multiforme (GBM). Celularity has worked with investigators to gain further insight into the optimal approach for utilizing cell therapies in the management of GBM.

Celularity has determined not to pursue this trial, which uses only unmodified NK cells, at this time. The Company will continue to strategically enhance its NK platform, including modified and unmodified NK cells, to address some of the very significant challenges posed in treating this devastating disease.

•
HER2+ Gastric Cancer. Celularity continues to believe that genetically modified NK cells will be an important option to improve the current standard of care. However, given the Company’s strategic review, it will deprioritize this study while it continues to optimize its modified and unmodified NK cell platform.

As part of Celularity’s reprioritization efforts, the Company has notified a substantial portion of its workforce that their employment may be impacted in order to achieve its strategic objectives. While Celularity is hopeful that there will be no need to substantially reduce its headcount, the notifications were provided in accordance with applicable law and to maintain full transparency with its employees.

About Celularity

Celularity Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a biotechnology company leading the next evolution in cellular and regenerative medicine by developing allogeneic cryopreserved off-the-shelf placental-derived cell therapies, including therapeutic programs using unmodified natural killer (NK) cells, genetically modified NK cells, T-cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (MLASCs). These therapeutic programs target indications in cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

To learn more, visit celularity.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include statements regarding the effects of recent distribution partnerships on Celularity’s business objectives and its ability to establish a presence and operate in the Middle East markets; opportunities to develop its advanced biomaterials and combination biomaterial-cell therapies in osteoarthritis; its ability to advance product candidates in the field of degenerative diseases; its ability to advance CYCART-19 and CAR-T therapies for the treatment of cancer; support for clinical rationale of placental-derived therapeutic technologies, its planned workforce reduction and expected savings resulting therefrom, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the inherent risks in biotechnological development, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with Celularity’s current liquidity, as well as developments relating to Celularity’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in Celularity’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2022, as amended on July 15, 2022, and other filings with the SEC. These risks and uncertainties may be amplified by current economic situations, including inflation, supply chain issues and overall economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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